EXHIBIT 10.1

AMENDMENT NO. 1

TO

PRE-INCORPORATION AGREEMENT AND SUBSCRIPTION

            This constitutes Amendment No. 1 to that certain Pre-incorporation Agreement and Subscription (the “Agreement”), dated August 12, 2010, by and among David Loflin (“DLoflin”), Paul J. Goldman, M.D. (“Goldman”) and Newlan & Newlan, Attorneys at Law (“N&N”).

            For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree, as follows:

            A.        Article IV of the Agreement is hereby deleted in its entirety and replaced with the following:

“IV. SUBSCRIPTION FOR SECURITIES OF LA FOOD CO.

            DLoflin, Goldman and N&N hereby subscribe for the initial shares of common stock to be issued by LA Food Co., as follows:
Subscriber	Securities Subscribed	Consideration
David Loflin	13,000,000 shares and 2,000,000 warrants *	Certain items of property **
Newlan & Newlan, Attorneys at Law	5,000,000 shares and 2,000,000 warrants *	Legal Services ***
Paul J. Goldman, M.D.	600,000 shares and 180,000 warrants *	$6,000.00 in cash ****
* ** *** ****
The warrants are to be in the form attached hereto as Exhibit IV.
In consideration of these securities, Newlan & Newlan is to perform $10,000 in legal services, as follows: (1) $1,000 for pre-formation and organizational efforts; (2) $1,000 for third-party contract efforts; (3) $1,000 for private offering efforts; and (4) $7,000 for “turn-key” registration statement efforts.
In consideration of these securities, DLolfin is to transfer to LA Food Co. certain items of property, as follows: (1) bags of raw coffee beans; (2) cases of pasta sauces; and (3) recipes that will be useful in LA Food Co.’s business development efforts.
This consideration shall be paid to LA Food Co. on or before September 30, 2010.

            In all other aspects, the Agreement is ratified and affirmed.
“DLOFLIN”: /s/ DAVID LOFLIN David Loflin	“GOLDMAN”: /s/ PAUL J. GOLDMAN, M.D. Paul J. Goldman, M.D.
“N&N”: NEWLAN & NEWLAN Attorneys at Law By: /s/ ERIC NEWLAN Partner	ACKNOWLEDGED: LOUISIANA FOOD COMPANY By: /s/ DAVID LOFLIN David Loflin President

PRE-INCORPORATION AGREEMENT AND SUBSCRIPTION

This Pre-Incorporation Agreement and Subscription is made and entered as of the 12th day of August, 2010, by and among Paul J. Goldman, M.D. ("Goldman"), David Loflin ("DLoflin") and Newlan & Newlan, Attorneys at Law ("N&N"), which parties may be referred to individually as a "Party" or jointly as the "Parties".

WHEREAS, the Parties desire to form a new Nevada corporation, for the purpose of engaging in the manufacture, distribution and sale of food products; and

WHEREAS, the Parties desire to determine and establish the rights, duties, powers, disabilities, benefits and liabilities between and among them and with respect to the Nevada corporation.

            WITNESSETH, therefore, the agreement of the Parties, the promises of each being consideration for the promises of the other:

I. DEFINITIONS

            The terms listed below shall, for the purposes of this Agreement, have the meanings ascribed to them, as follows:

            A.        "Agreement" means this Pre-Formation Agreement and Subscription, including all schedules and exhibits hereto.

            B.        "DLoflin" means David Loflin, an individual resident of the State of Louisiana.

            C.        "Goldman" means Paul J. Goldman, M.D., an individual resident of the State of Texas.

            D.        "LA Food Co." means Louisiana Food Company, a to-be-formed Nevada corporation.

            E.        "N&N" means Newlan & Newlan, Attorneys at Law, a Texas general partnership.

            F.        "SEC" means the U.S. Securities and Exchange Commission.

II. AGREEMENT TO FORM BUSINESS STRUCTURE

            The Parties hereto agree to take all steps necessary to cause the formation of LA Food Co., in conformity with the following:

            A.        Formation of LA Food Co. The Parties agree to cause the formation of LA Food Co. as soon as is practicable following the mutual execution of this Agreement.

            B.        Agreement to Organize LA Food Co. The Parties agree to take all steps necessary to cause the organization of LA Food Co., in conformity with the diagram set forth below and the other pertinent provisions of this Agreement.
Louisiana Food Company (a Nevada corporation)

68.42% owned by Dloflin *	5.26% owned by Goldman *	26.32% owned by N&N *
*	percentage of ownership of LA Food Co. upon organization, prior to contemplated future share issuances, as described below.

            It is agreed by the Parties that they contemplate the issuance of additional shares of common stock of LA Food Co. in the future, all of which shall be subject to approval of LA Food Co.’s board of directors

III. CHARACTERISTICS OF LA FOOD CO.

            LA Food Co. is to have certain characteristics set forth in the Articles of Incorporation of LA Food Co. (the “LA Food Co. Certificate”), which shall be in the form of Exhibit III-1 attached hereto and made a part hereof, and in its Bylaws, which shall be in the form of Exhibit III-2 attached hereto and made a part hereof.

IV. SUBSCRIPTION FOR SECURITIES OF LA FOOD CO.

            DLoflin, Goldman and N&N hereby subscribe for the initial shares of common stock to be issued by LA Food Co., as follows:
Subscriber	Securities Subscribed	Consideration
David Loflin	13,000,000 shares and 2,000,000 warrants *	Certain items of property **
Newlan & Newlan, Attorneys at Law	5,000,000 shares and 2,000,000 warrants *	Legal Services ***
Paul J. Goldman, M.D.	1,000,000 shares and 300,000 warrants *	$10,000.00 in cash ****
*	The warrants are to be in the form attached hereto as Exhibit IV.
**
In consideration of these securities, Newlan & Newlan is to perform $10,000 in legal services, as follows: (1) $1,000 for pre-formation and organizational efforts; (2) $1,000 for third-party contract efforts; (3) $1,000 for private offering efforts; and (4) $7,000 for “turn-key” registration statement efforts.

***
In consideration of these securities, DLolfin is to transfer to LA Food Co. certain items of property, as follows: (1) bags of raw coffee beans; (2) cases of pasta sauces; and (3) recipes that will be useful in LA Food Co.’s business development efforts.

****	This consideration shall be paid to LA Food Co. on or before September 15, 2010.

V. BUSINESS OF LA FOOD CO.

            It is the intention of the Parties that, as soon as is practicable, LA Food Co. would become engaged in the food industry, as approved from time to time by the Board of Directors of LA Food Co.. The parties agree that, subject to the availability of necessary capital, LA Food Co. would expand its business operations into certain lines of business, all as described in Exhibit V hereto.

VI. AGREEMENT WITH RESPECT TO COMMON STOCK OF LA FOOD CO.

            All of the shares of common stock of LA Food Co. to be issued by LA Food Co. to DLoflin, Goldman and N&N hereunder, including the shares underlying the common stock purchase warrants to be delivered to DLoflin, Goldman and N&N pursuant to Article IV, shall be subject to the terms and conditions of this Section VI. Any additional shares of common stock of LA Food Co. acquired by DLoflin, Goldman and N&N, either by purchase, dividend or otherwise, shall be subject to the terms and conditions of this Section VI.

            A.        Endorsement of Common Stock Certificates. Each certificate representing shares of common stock of LA Food Co. to be issued pursuant to this Agreement, or issued thereafter, to DLoflin, Goldman and/or N&N shall bear the following legend conspicuously printed or typewritten on its face:

                        “SEE TRANSFER RESTRICTIONS ON REVERSE SIDE.”

            The reverse side of each such certificate shall bear the following, or substantially similar, legends conspicuously printed or typewritten thereon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PRE-FORMATION AGREEMENT AND SUBSCRIPTION, DATED AS OF AUGUST ___, 2010, BY AND AMONG DAVID LOFLIN, PAUL J. GOLDMAN, M.D. AND NEWLAN & NEWLAN, ATTORNEYS AT LAW.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

            B.        Initial Board of Directors. It is agreed that the initial board of directors of LA Food Co. will be comprised of David Loflin and Waddell D. Loflin.

            C.        Voting Agreement.

                        1.         Elections of Directors. For so long as this Agreement shall remain in effect, each of Dloflin, Goldman and N&N shall, at each meeting of shareholders of LA Food Co., vote for David Loflin.

                        2.         Elections of Officers. For so long as this Agreement shall remain in effect, Dloflin shall, at each meeting of the Board of Directors of LA Food Co., vote for the persons listed below as officers of LA Food Co., to the offices set forth opposite their names:
Name of Officer	Office(s)
David Loflin	President
Waddell D. Loflin	Vice President, Chief Financial Officer and Secretary

                        3.         Should one of the persons listed in subparagraphs 1 and 2 above resign or otherwise become unable to serve in the capacity or capacities listed in such paragraphs, then the remaining persons shall be permitted to vote for any person to fill any such vacancy, in their sole discretion.

            D.        Specific Performance. It is agreed that, in view of the inability to assess monetary value of damages to any of the parties hereto arising hereunder as a result of a breach of the provisions of this Section VI, the non-breaching party or parties may seek specific performance by the breaching party, and the breaching party shall pay attorneys’ fees incurred by the non-breaching party or parties in enforcing the provisions of this Section VI.

VII. REPRESENTATIONS AND WARRANTIES

            A.        Representations and Warranties of Goldman. Goldman is under no legal disability with respect to entering into, and performing under, this Agreement. Further, Goldman represents and warrants to DLoflin and N&N that he is an “accredited investor”, as that term is defined in Rule 501 of Regulation D of the SEC, and that he has reviewed and understands the information contained in Exhibit V attached hereto and made a part hereof.

            B.        Representations and Warranties of DLoflin. Dloflin is under no legal disability with respect to entering into, and performing under, this Agreement. Further, DLoflin represents and warrants to Goldman that the information contained in Exhibit V is true and correct and does not contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

            C.        Representations and Warranties of N&N. The execution, delivery and performance by N&N of this Agreement and the other transactions contemplated hereby have been duly authorized by all necessary action by its partners.

VIII. MISCELLANEOUS

            A.        Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Nevada.

            B.        Dispute Resolution.

                        1.         Negotiation. If a dispute arises out of or relates to this Agreement or the breach thereof, within twenty (20) days of receipt of written notice of a dispute, the Parties shall attempt in good faith to resolve such dispute by negotiation.

                        2.         Mediation. If the dispute cannot be settled through such negotiations, the Parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 20-day period set forth in Section VIII(B)(1), in Baton Rouge, Louisiana, under the Commercial Mediation Rules of the American Arbitration Association (“AAA”).

                        3.         Arbitration. If the dispute cannot be settled by mediation as set forth in Section VIII(B)(2), the Parties agree to submit the dispute to binding arbitration in Baton Rouge, Louisiana, under applicable Nevada and Federal law. Such demand shall set forth the names of the other Party or Parties. The arbitration provided for in this Section VIII(B)(3) shall be conducted under the auspices of the AAA, utilizing the AAA’s applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or Federal court of the State of Nevada could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. If the remedy sought is a monetary award, each party shall simultaneously, on the twentieth business day following the commencement of the arbitration, submit to the Arbitrators the amount that party believes should be awarded, and with respect to compensatory damages, the Arbitrators shall make an award in whichever of the two amounts they deem most reasonable. The Arbitrators’ decision shall be issued with findings of fact and conclusions of law and shall be non-appealable. Notwithstanding anything in this Section VIII(B)(3) to the contrary, the losing party in a dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.

            C.        Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents. Facsimile signatures shall be deemed original signatures.

            D.        Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the Parties hereto.

            E.        Legal Representation. Each of the Parties acknowledges that each has utilized separate legal counsel with respect to this Agreement. Specifically, each of the Parties acknowledges that the law firm of Newlan & Newlan, the partners of which are the owners of N&N, has drafted this Agreement on behalf of the to-be-formed Louisiana Food Company. EACH PARTY IS ADMONISHED TO SEEK HIS OWN LEGAL COUNSEL.

            F.        No Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by any Party by operation of law or otherwise, without the express written consent of each of the other parties (which consent may be granted or withheld in the sole discretion of each of such other parties).

            G.        Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
“DLOFLIN”: /s/ DAVID LOFLIN David Loflin	“GOLDMAN”: /s/ PAUL J. GOLDMAN, M.D. Paul J. Goldman, M.D.
“N&N”: NEWLAN & NEWLAN Attorneys at Law By: /s/ ERIC NEWLAN Partner